UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): October 31, 2019

MAXAR TECHNOLOGIES INC.

(Exact name of Registrant as specified in its charter)

Delaware	001-38228	83-2809420
(State of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1300 W. 120th Avenue, Westminster, Colorado		80234
(Address of principal executive offices)		(Zip Code)

303-684-2207
(Registrant’s telephone number, including area code)

N/A

(Former name or address, if changed since last report)

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, at $0.0001 par value	MAXR	New York Stock Exchange, Toronto Stock Exchange
Series A Junior Participating Preferred Stock, at $0.01 par value	---	---

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07    Submission of Matters to a Vote of Security Holders.

On October 31, 2019, Maxar Technologies Inc. (“Company”) held a Special Meeting of Stockholders (“Special Meeting”) to approve the Company’s Tax Benefit Preservation Plan, adopted on May 13, 2019 (“NOL Plan”). The Company previously filed with the U.S. Securities and Exchange Commission on September 27, 2019, a definitive proxy statement and related materials pertaining to the Special Meeting, which describes in detail the proposal submitted to stockholders at the Special Meeting. As of the close of business on September 10, 2019, the record date for the Special Meeting, the Company had a total of 59,610,665 shares of common stock outstanding and entitled to vote at the Special Meeting, of which 30,301,603 shares were represented at the Special Meeting in person or by proxy. The final results for the votes regarding the proposal is set forth below.

Proposal One:  To approve the Company’s NOL Plan. The approval of this proposal required the affirmative vote of both: (i) a majority of shares present in person or represented by proxy and that are entitled to vote on this proposal, and (ii) a majority of shares present in person or represented by proxy and that are entitled to vote on this proposal, excluding all shares held by Existing Holders and Exempt Persons, as defined in the NOL Plan. The second approval of stockholders, excluding Existing Holders and Exempt Persons, is required under the rules of the Toronto Stock Exchange. The votes regarding this proposal were as follows:

Shares Voted For	Shares Voted Against	Shares Abstained	Broker Non-Votes
28,884,091	1,200,938	216,574	0

A total of 30,301,603 shares of the Company’s common stock were present or represented by proxy and entitled to vote, of which 18,380,248 shares were held by Existing Holders or Exempt Persons. Approval of the proposal required the affirmative vote of both (i) the holders of a majority of the total votes of shares of the Company’s common stock present or represented by proxy and entitled to vote and (ii) the holders of a majority of the total votes of shares of the Company’s common stock present or represented by proxy and entitled to vote and not owned by Existing Holders or Exempt Persons. Accordingly, broker non-votes had no effect on the outcome of the vote and abstentions had the same effect as votes against such proposal. The proposal was approved by (i) approximately 95% of the total votes of shares of the Company’s common stock present or represented by proxy and entitled to vote and (ii) approximately 88% of the total votes of shares of the Company’s common stock present or represented by proxy and entitled to vote and not owned by Existing Holders or Exempt Persons.

Item 8.01.    Other Events.

On October 31, 2019, Maxar Technologies Inc. (“Company”) issued a press release announcing the results of the Special Meeting.

A copy of the Company’s press release regarding the foregoing is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01    Financial Statements and Exhibits.

(d)  Exhibits

Exhibit Number	Description
99.1	Press Release of Maxar Technologies Inc. dated October 31, 2019.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

Date: October 31, 2019	Maxar Technologies Inc.

	By:	/s/ James C. Lee
Name: James C. Lee
Title: Senior Vice President, General Counsel and Corporate Secretary